EXHIBIT 99(b)

                            ARTHUR ANDERSEN LLP


                     INDEPENDENT ACCOUNTANTS REPORT ON

                      APPLYING AGREED-UPON PROCEDURES


To Board of Directors of Case Credit Corporation,
The Chase Manhattan Bank - USA,
and Harris Trust and Savings Bank:


We have performed the procedures enumerated below, which were agreed to by the managements of Case Credit Corporation (the "Servicer"), The Chase Manhattan Bank (USA), as Trustee, and Harris Trust and Savings Bank, as Indenture Trustee, solely to assist you in evaluating the Servicer's compliance with the Sales and Servicing Agreement (the "Agreement"), among Case Equipment Loan Trust 1998-B, Case Receivables II, Inc. and Case Credit Corporation dated as of August 26, 1998, for the period from August 26, 1998 to December 31, 1998. This agreed-upon procedures engagement was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose. This report does not constitute legal determination as to the Seller's compliance with the aforementioned Agreement.

The administration and servicing of the retail installment contracts is described in Sections 4.01, 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09,
4.11, 4.12, and 4.13 of the Agreement. We performed certain procedures to assist the Servicer in evaluating whether it is in compliance with the provisions of Sections 4.01, 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08,
4.09, 4.11, 4.12, and 4.13 of the Agreement. The provisions of those sections, the specific procedures performed and our findings are contained in Exhibit A of this report. All capitalized terms herein are used with the meaning as defined in the Agreement.

We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on the Servicer's compliance with the Agreement. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

We are independent with respect to Case Credit Corporation within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

This report is intended solely for the use of the Boards of Directors and managements of Case Credit Corporation, The Chase Manhattan Bank (USA), and Harris Trust and Savings Bank and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.


             ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin,
April 9, 1999.

                                                                    Exhibit A

                                  Section
                                  -------

4.01 Duties of Servicer. The Servicer, for the benefit of the Issuer and the Indenture Trustee (to the extent provided herein), shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable equipment receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Trustee and the Indenture Trustee with respect to distributions. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Equipment securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable the Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Trust, the Indenture Trustee, the Certificateholders or the Noteholders. The Trustee or the Indenture Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.


                       AA LLP Agreed Upon Procedures
                       -----------------------------

Discussed the duties for collections, posting of payments, responding to inquiries of Obligors, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Trustee and the Indenture Trustee with respect to distributions of the Servicer with management to determine if the Receivables are serviced similar to other retail installment notes serviced by the Servicer.



                                  Findings
                                  --------

Based on our discussion of the duties noted at left, no exceptions were noted. Management informed us that they believe the Receivables are serviced in a manner similar to the servicing performed for other retail installment contracts serviced by the Servicer.

                                                                 Exhibit A
                                                                    Page 2

                                  Section
                                  -------

4.02 Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable equipment receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable equipment receivables that it services for itself or others. The Servicer may grant extensions or adjustments on a Receivable; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase the Receivable from the Issuer in accordance with the terms of Section 4.06. The Servicer may in its discretion waive any late payment charge or any other fees (other than extension fees or any other fees that represent interest charges on deferred Scheduled Payments) that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any decrease of the interest rate on any Receivable or reduce the aggregate amount of the Scheduled Payments due on any Receivable.


                       AA LLP Agreed Upon Procedures
                       -----------------------------

Selected 10 retail installment contracts from the pool for which cash collections were received in 1998 to determine whether the collections were properly applied to principal and interest owed on the contract.

Reviewed all extensions granted in 1998 for retail installment contracts in the pool to determine whether the date to which the extensions were granted exceeded the Final Maturity Date.

Inquired of management as to whether the interest rate for any Receivable was reduced or whether the aggregate amount of any Scheduled Payments were reduced.


                                 Findings
                                 --------


We noted the cash collections for the contracts selected were properly applied to the principal and interest owed on the contracts.


We noted all the dates to which extensions were granted for the retail installment contracts in the pool did not exceed the Final Maturity Date of the pool sold to the Trust.


Management has informed us that for all Receivables where the interest rate was reduced, or the aggregate amount of any Scheduled Payments was reduced, the Servicer repurchased the applicable Receivable from the Trust.

                                                                 Exhibit A
                                                                    Page 3

                                  Section
                                  -------

4.03 Realization upon Receivables. For the benefit of the Issuer and the Indenture Trustee, the Servicer shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Equipment securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of equipment receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Equipment at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.


                       AA LLP Agreed Upon Procedures
                       -----------------------------

Inquired of management as the procedures used to realize amounts for which collection appears unlikely for the Receivables and for other receivables serviced by the Servicer.


                                 Findings
                                 --------

Based on our discussions with management, we noted the procedures used to realize amounts for which collection appears unlikely are the same for the Receivables and for other equipment receivables serviced by the Servicer.

                                                                 Exhibit A
                                                                    Page 4


                                  Section
                                  -------

4.04 Maintenance of Security Interests in Financed Equipment. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Equipment. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest for the benefit of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Equipment or for any other reason.


                       AA LLP Agreed Upon Procedures
                       -----------------------------

Discussed with management the procedures to maintain perfection of the security interest created by each Receivable in the related Financed Equipment to determine if the procedures are similar to the procedures in place for other retail installment contracts serviced by the Servicer.


                                 Findings
                                 --------

Based on our discussions with management, the procedures in place to maintain perfection of the security interest created by each Receivable in the related Financial Equipment are similar to the procedures in place for other retail installment contracts serviced by the Servicer.

                                                                 Exhibit A
                                                                    Page 5

                                  Section
                                  -------

4.05 Covenants of Servicer. The Servicer shall not release the Financed Equipment securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in such Receivables. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Equipment as of the execution of the Receivable.


                       AA LLP Agreed Upon Procedures
                       -----------------------------

Discussed with management whether any release of the Financed Equipment which secures any Receivable was granted in whole or in part except in the event of payment in full by the Obligor thereunder or repossession.

Discussed with management the procedures to require that each Obligor shall have adequate physical damage insurance coverage covering the Financed Equipment to determine if the procedures are similar to the procedures in place for other receivables serviced by the Servicer.


                                 Findings
                                 --------

Management has informed us that the Servicer has not released the Financed Equipment which secures any Receivable except in the event of payment in full by the Obligor thereunder or repossession.

Based on our discussions with management, the procedures requiring that each Obligor shall have adequate physical damage insurance coverage covering the Financed Equipment are similar to procedures in place for other equipment receivables serviced by the Servicer.

                                                                 Exhibit A
                                                                    Page 6

                                  Section
                                  -------

4.06 Purchase of Receivables upon Breach. The Servicer or the Trustee shall inform the other party and the Indenture Trustee, the Seller and Credit promptly, in writing, upon the discovery of any breach pursuant to Section 4.02, 4.04 or 4.05. Unless the breach shall have been cured by the last day of the Collection Period in which such breach is discovered, the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. If the Servicer takes any action during any Collection Period pursuant to Section 4.02 that impairs the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in any Receivable or as otherwise provided in Section 4.02, the Servicer shall purchase such Receivable as of the last day of such Collection Period. As consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.04. Subject to Section 7.02, the sole remedy of the Issuer, the Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to
Section 4.02, 4.04 or 4.05 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.


                       AA LLP Agreed Upon Procedures
                       -----------------------------

Discussed with management as to whether the Servicer has breached any of the provisions in Sections 4.02, 4.04, or 4.05.


                                 Findings
                                 --------

Management has informed us that the Servicer has not breached Sections 4.02, 4.04, or 4.05. Also, see previous sections of this exhibit.

                                                                 Exhibit A
                                                                    Page 7

                                  Section
                                  -------

4.07 Servicing Fee. The Servicing Fee for each Collection Period shall be equal to 1.00% per annum of the Pool Balance as of the first day of such Collection Period.



                       AA LLP Agreed Upon Procedures
                       -----------------------------

Recomputed the Servicing Fee for one month of the Period.



                                 Findings
                                 --------

We recomputed the Servicing Fee for one month of the Period noting agreement of the amount.

                                                                 Exhibit A
                                                                    Page 8

                                  Section
                                  -------

4.08 Servicer's Certificate. On each Determination Date preceding a Payment Date, the Servicer shall deliver to the Trustee, the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions pursuant to Sections 5.05 and 5.06 for the Collection Period preceding the date of such Servicer's Certificate. On each other Determination Date, the Servicer shall deliver to the Trustee, the Indenture Trustee and the Seller an Officers' Certificate of the Servicer containing all information necessary to make the deposits to the Collection Account pursuant to Section 5.02 for the calendar month preceding the date of such Servicer's Certificate. Receivables to be repurchased by the Seller or purchased by the Servicer shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).


                       AA LLP Agreed Upon Procedures
                       -----------------------------

Obtained the Servicer's Certificate and tied in the collections for one month of the Period to the Servicer's reconciliation of beginning and ending Receivable balance.

Inquired of management as to whether the Servicer's Certificate was delivered to the appropriate parties.


                                 Findings
                                 --------

The collections for the month selected from the Servicer's reconciliation of beginning and ending Receivable balance agreed to the Servicer's Certificate.

Management informed us that the Servicer's Certificate was delivered to the appropriate parties.

As previously communicated to the Trustee, management has informed us that the losses reported on the Servicer's Certificate were understated due to a system error. The system report used to prepare the Servicer's Certificate, which quantified losses on the Receivables pledged to the Trust, did not include losses on receivables which provided for no recourse provisions with the dealers.

                                                                 Exhibit A
                                                                    Page 9

                                  Section
                                  -------

4.09 Annual Statement as to Compliance; Notice of Default. (a) The Servicer shall deliver to the Trustee and the Indenture Trustee, on or before April 30 of each year beginning April 30, 1996, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such certificate, from the Cutoff Date) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of such Certificate and the report referred to in Section 4.10 to the Rating Agencies. A copy of such Certificate and the report referred to in
Section 4.10 may be obtained by any Certificateholder or Noteholder by a request in writing to the Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Trustee, the Indenture Trustee will promptly furnish the Trustee a list of Noteholders as of the date specified by the Trustee.


                       AA LLP Agreed Upon Procedures
                       -----------------------------

Discussed with management the filing of the Officer's Certificate.


                                 Findings
                                 --------

We were informed by management that the Officers' Certificate was filed as of April 9, 1999. We reviewed the signed Officers' Certificate dated December 31, 1998.

                                                                 Exhibit A
                                                                   Page 10

                                  Section
                                  -------

(b) The Servicer shall deliver to the Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice of lapse of time, or both, would become a Servicer Default under Section 8.01(a) or
(b).


                       AA LLP Agreed Upon Procedures
                       -----------------------------

Discussed with management whether they were in compliance with Section
4.09(b).



                                  Findings
                                  --------

Management informed us that they are not aware of any events which are required to be reported under Section 4.09(b).

                                                                 Exhibit A
                                                                   Page 11

                                  Section
                                  -------

4.11 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders and Noteholders access to the Receivables Files in such cases where the Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.


                       AA LLP Agreed Upon Procedures
                       -----------------------------

Discussed with management the Servicer's requirements to provide access to certain documentation.


                                 Findings
                                 --------

We were informed by management that no such requests for access to certain documentation were received during the Period.

                                                                 Exhibit A
                                                                   Page 12

                                 Section
                                 -------

4.12 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.



                       AA LLP Agreed Upon Procedures
                       -----------------------------

Discussed with management the payment of expenses incurred in connection with carrying out the activities dictated in the Agreement.

We reviewed one month's Servicer Certificate for Servicer expenses.



                                 Findings
                                 --------

Management has informed us that all expenses incurred as a result of carrying out the duties of the Servicer have been paid by the Servicer.

During our review of the Servicer's Certificate of one month of the Period, we noted no exceptions where Servicer's expenses were deducted from the amount to be distributed to the Trust.

                                                                 Exhibit A
                                                                   Page 13

                                 Section
                                 -------

4.13 Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable to the Issuer, the Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time and none of the Issuer, the Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.




                       AA LLP Agreed Upon Procedures
                       -----------------------------

Inquired of management as to whether a subservicer has been appointed.



                                 Findings
                                 --------

Management informed us that a subservicer was not appointed during the Period.